Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Bright Horizons Family Solutions Inc.

We hereby consent to the use in the Prospectus dated December 3, 2013, constituting a part of this Amendment No. 1 to the Registration Statement No. 333-192240 on Form S-1 of our report dated August 23, 2012, relating to the consolidated financial statements of Huntyard Limited, as of and for the years then ended December 31, 2010 and 2011 respectively, which is contained in that Prospectus Supplement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO LLP

BDO LLP

London, United Kingdom

December 3, 2013